SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2008

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Cryo-Cell International, Inc. has extended the deadline for stockholders who intend to make a proposal to be considered for inclusion in the Company’s proxy materials to be presented at the Company’s 2008 annual meeting of stockholders until March 21, 2008. Stockholders who intend to make a proposal to be included in the Company’s proxy materials must submit the proposal to the Company at its executive offices no later than that date. As disclosed in the Company’s proxy materials for the 2007 annual meeting of stockholders, the deadline was originally February 8, 2008. The annual meeting will be held on July 15, 2008.

As previously announced on February 27, 2008, the deadline for stockholders to submit a proposal without including such proposal in the Company’s proxy statement or to nominate directors for election at the annual meeting is April 16, 2008. Stockholders wishing to submit a proposal or to nominate directors must comply with the procedures, including the submission of an appropriate notice by such time, set forth in the Company’s Amended and Restated Bylaws.

Cryo-Cell expects to file a proxy statement with the Securities and Exchange Commission and to send the proxy statement to shareholders in connection with the annual meeting. The Company urges investors and stockholders to read the proxy statement carefully when it is available. The proxy statement will contain important information about the proposals to be brought before the annual meeting. Investors and shareholders will be able to obtain free copies of the proxy statement, once available, as well as other filings made by the Company with the Commission, through the Web site maintained by the Commission at http://www.sec.gov. Free copies of the proxy statement, once available, may also be obtained by stockholders by directing a request to the Company at: Cryo-Cell International, Inc., 700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida 34677, Attention: Corporate Secretary.

Cryo-Cell, its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company’s stockholders in connection with the annual meeting. Information concerning the Company is set forth in its filings with the Commission and information regarding other possible participants in the solicitation is set forth in the Company’s proxy statement filed by the Company with the Commission on February 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: March 12, 2008	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Chief Financial Officer